                                                                     Exhibit 4.4

                             FOURTH AMENDMENT TO THE
                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN
                 ----------------------------------------------


In the exercise of the powers and authority conferred upon and reserved to Health Care and Retirement Corporation of America under and by virtue of Section
12.02 of the HCR Stock Purchase and Retirement Savings Plan, hereinafter called the "Plan", Health Care and Retirement Corporation of America hereby amends said Plan in the manner and to the extent set forth herein:

1. The second paragraph of Section 2.01(b) of the Plan is amended to read as follows:

         "2.01(b) COMPANY MATCHING CONTRIBUTIONS

                  For purposes of this Section 2.01(b), a Participant's MTSO Contributions shall include MTSO Contributions which are discontinued and recharacterized as SCO Contributions by the Employer pursuant to
         Section 2.03 hereof (Supplemental Contributions Option (SCO)).

2.       Section 2.02 of the Plan is amended to read as follows:

         "2.02 MATCHED TAX SAVER OPTION (MTSO)

                  Each eligible Participant may elect to defer a percentage of the Participant's Annual Compensation, in 1% increments up to 18.0% of Annual Compensation, for each pay period that the Participant remains a Participant in the Plan in accordance with procedures established by the Committee. The Participant's election shall be made at such time and in such manner as the Committee shall determine. Said election shall remain in effect until revoked or superseded by a subsequent election pursuant to procedures established by the Committee.

                  Except as provided herein, the Employer shall contribute the amount of the Participant's Annual Compensation deferred pursuant to this Section 2.02 (hereinafter referred to as the Participant's MTSO Contributions) to a MTSO Contributions Account set forth in the Plan for the Participant. In no event, however, shall a Participant's MTSO Contributions, plus any amounts deferred under any plans or arrangements that are maintained by the Company and are described in sections 401(k), 403(b) or 408(k) of the Code, for the calendar year exceed $10,000 or such other amount as may be allowable pursuant to section 402(g) of the Code. If the sum of the contributions to a Participant's MTSO Contributions Account reaches the section 402(g) limitation during the calendar

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


         year, the Employer shall discontinue making such contributions to the Participant's MTSO Contributions Account.

                  If any deferred amount contributed to the Participant's MTSO Contributions Account during the calendar year constitutes an Excess MTSO Contribution, the Participant may request a distribution of such amount in accordance with the provisions of Section 8.09 hereof (Distribution of Excess MTSO Deferrals).

                  It is intended that contributions made pursuant to this
         Section 2.02 shall not be considered income to the Participant for purposes of section 61 of the Code. Such contributions shall be deemed as those made by the Employer for all purposes, subject to the limitations of Sections 2.09 and 5.02 hereof (Section 415 Limitations and Nondiscrimination Requirements for MTSO Contributions)."

3.       Section 2.03 of the Plan is amended to read as follows:

         "2.03 SUPPLEMENTAL CONTRIBUTION OPTION (SCO)

                  If the sum of the contributions to a Participant's MTSO Contributions Account reaches the section 402(g) limitation during the calendar year, the Employer shall discontinue making such contributions to the Participant's MTSO Contributions Account and shall commence making such contributions on an after-tax basis to the Participant's SCO Contributions Account for the remainder of the calendar year. Said SCO Contributions shall continue unless the Participant advises the Employer to discontinue making contributions to the Participant's SCO Contributions Account or changes the amount of the SCO Contribution pursuant to procedures established by the Committee.

                  MTSO contributions which are recharacterized pursuant to
         Section 5.02 hereof (Nondiscrimination Requirements for MTSO Contributions) shall be contributed as applicable to Participants' SCO Contributions Accounts. Participants' SCO Contributions Accounts shall be at all times nonforfeitable.

                  Contributions to a Participant's SCO Contributions Account must meet the nondiscrimination requirements of section 401(m) of the Code as described in Section 5.03 hereof (Nondiscrimination Requirements for SCO, CMC and CDC Contributions)."

4. A new second paragraph is added to Section 6.02 of the Plan to read as follows:

         "6.02 LIMITATIONS ON INVESTMENT OF THE TRUST FUND

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

                  Participants may redirect investments in the HCR Stock Fund in accordance with rules and procedures established by the Committee."

5. Appendix A, List of Covered Employers and Employees, attached hereto, has been revised as of January 1, 1999.

6. The amendments set forth in this Fourth Amendment shall be subject to a written favorable determination of the Internal Revenue Service and such further amendments as shall be necessary to maintain the continued qualification of the Plan under section 401 of the Internal Revenue Code and the continued tax exempt status of the Trust under section 501 of the Internal Revenue Code. Upon receipt of such determination, such amendments shall be effective January 1, 1999 unless otherwise stated.

7.       The Plan, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Health Care and Retirement Corporation of America has caused this Fourth Amendment to the HCR Stock Purchase and Retirement Savings Plan to be executed by its duly authorized officers this 31st day of December, 1998.

                                            HEALTH CARE AND RETIREMENT
                                            CORPORATION OF AMERICA

                                            By: /s/ Paul A. Ormond
                                               --------------------------------
                                               President
ATTEST
By: /s/ R. Jeffrey Bixler
---------------------------------

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


                                   APPENDIX A
                                   ----------

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                     LIST OF COVERED EMPLOYERS AND EMPLOYEES
                     ---------------------------------------



Employer                Location/Company              Employees/Union                           Benefit Status  Date
--------                ----------------              ---------------                           --------------  ----
Health Care and         All                           Non-Union                                 #3, #6          Jan. 1, 1986
Retirement              All                           Non-Union                                 #1, #2, #5      Jan. 1, 1995
Corporation of          Heartland of Charleston       Service Employees International Union,                    Jan. 1, 1995
America                 (WV)                          AFL-CIO
                        Marina View Manor             Communication Workers of America,                         Aug. 1, 1996
                        Milwaukee (WI)                AFL-CIO
                        Heartland of Holly Glen (OH)  Hospital and Nursing Home Employees                       Jul. 1, 1997
                                                      Union, Division of Hotel Employees
                                                      and Restaurant Employees Union
                        Heartland of Perrysburg (OH)  Hospital and Nursing Home Employees                       Jul. 1, 1997
                                                      Union, Division of Hotel Employees and
                                                      Restaurant Employees Union
                        Heartland of Martinsburg      Service Employees International Union,                    Oct. 1, 1997
                        (WV)                          Communication Workers of America
                        Heartland of Milwaukee (WI)   United Food & Commercial Workers Union,                   Jan. 1, 1998
                                                      Local 1444
                        Heartland Health Care         Service Employees International Union,                    Jan. 1, 1998
                        Center - Adelphia (MD)        Local 82
                        Heartland Health Care         Service Employees International Union,                    Jan. 1, 1998
                        Center - Hyattsville (MD)     Local 82
                        Heartland Health Care         International Union United Automobile                     Jan. 1, 1998
                        Center - Three Rivers (MI)    Workers Aerospace Agricultural
                                                      Implement Workers of America, Local
                                                      1996, UAW
                        Shawano (WI)                  United Food & Commercial Workers Union,                   Jan. 1, 1999
                                                      Local 73A

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

Heartland               Toledo, OH (HRS)              Non-Union                                 #7, #8          Jan. 1, 1993
Rehabilitation          Cherry Hill, NJ (CHPT)        Non-Union                                 #7, #8          Apr. 1, 1995
Services, Inc.          Toledo, OH (Biomend)          Non-Union                                 #7, #8          Apr. 1, 1995
                        Vineland, NJ (PTPA)           Non-Union                                 #7, #8          Apr. 1, 1995
                        Perrysburg, OH (PPT)          Non-Union                                 #7, #8          Oct. 1, 1995
                        Marian, OH (R&B)              Non-Union                                 #7, #8          Feb. 1, 1995
                        Lanoka Harbor, NJ             Non-Union                                 #7, #8          Apr. 1, 1996
                        (Mid-Shore)
                        Roanoke, VA (Rehab Svcs)      Non-Union                                 #7, #8          Apr. 1, 1996
                        Newark, OH (ACC/ORS)          Non-Union                                 #7, #8          Jun. 1, 1996
                        Cincinnati, OH (HTS)          Non-Union                                 #7, #8          Jul. 1, 1996
                        Orange Park, FL (OPPT)        Non-Union                                 #7, #8          Sep. 1, 1996
                        Lexington, KY (RAC)           Non-Union                                 #7, #8          Sep. 1, 1996
                        Fernando Beach, FL (Amelia)   Non-Union                                 #7, #8          Nov. 1, 1996
                        Gainesville, FL (PTPT)        Non-Union                                 #7, #8          Nov. 1, 1996
                        Maumee, OH (Urgent Care)      Non-Union                                 #10             Nov. 1, 1996
                        Delray Beach, FL (SFP&R)      Non-Union                                 #7, #8          Dec. 1, 1996
                        Marlton, NJ (GSTA)            Non-Union                                 #7, #8          Dec. 1, 1996
                        So. Miami, FL (FSM)           Non-Union                                 #7, #8          Jan. 1, 1997
                        Jacksonville, FL (Ortho)      Non-Union                                 #7, #8          Mar. 1, 1997
                        Wytheville, VA (Blue Ridge)   Non-Union                                 #7, #8          Apr. 1, 1997
                        Farmington, MI (Diversified)  Non-Union                                 #7, #8          May  1, 1998

Vision Management       Lima, Ohio                    Non-Union                                 #9              Aug. 1, 1995
Services, Inc.          Perrysburg, OH                Non-Union                                 #9              Sep. 1, 1996
                        Mishawaka, IN                 Non-Union                                 #9              Feb. 1, 1997

Nuvista Refractive      Cleveland, OH                 Non-Union                                 #9              Sep. 1, 1995
Surgery & Laser
Centers, Inc.

RVA Management          Toledo, OH                    Non-Union                                 #9              Oct. 1, 1995
Services, Inc.

Heartland Home Care,    All                           Non-Union                                 #16, #17        Aug. 1, 1997
Inc.

Heartland Home Health   All                           Non-Union                                 #16, #17        Aug. 1, 1997
Care Services, Inc.

Heartland Hospices      All                           Non-Union                                 #16, #17        Aug. 1, 1997
Services, Inc.

MileStone Healthcare,   All                           Non-Union                                 #7, #8          Jan. 1, 1998
Inc.


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